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EXHIBIT 10.12


                      FOURTH AMENDMENT TO CREDIT AGREEMENT


This Fourth Amendment to Credit Agreement is entered into as of January 14, 2001, by and between Spectrum Laboratories, Inc., a Delaware corporation ("Borrower") and City National Bank, a national banking association ("CNB").

                                    RECITALS

A. Borrower and CNB are parties to that certain Credit Agreement dated as of December 22. 1998, as amended by that certain First Amendment to Credit Agreement dated as of July 14) 1999, Second Amendment to Credit Agreement dated as of July I) 2000 and that certain Amendment to Credit Agreement dated January 8, 2001 (hereinafter the "Credit Agreement").

B. Borrower and CNB desire to supplement and amend the Credit Agreement as hereinafter set forth.

NOW THEREFORE, the parties agree as follows:

1. DEFINITIONS. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Credit Agreement

2. AMENDMENTS. The Credit Agreement is amended as follows:

2.1 Section 2.8 is stricken in its entirety and is replaced with the fo11owing:

         2.8 EQUIPMENT ACQUISITION LOANS. CNB agrees to make loans ("Equipment Acquisition Loans") to Borrower from time to time up to, but not including, March I, 2002, up to the amount of Two Million Two Hundred Fifty Hundred Thousand Dollars ($2,250,000.00) (the "Equipment Acquisition Commitment"), the proceeds of which win be used to pay up to one hundred percent (100%) of any of the following: (a) the purchase price of machinery and equipment, including sales taxes, but excluding delivery and set-up charges, (b) leasehold improvements at Borrower's place of business located at 18617 Broadwick Street) Rancho Dominguez, California 90220, and (c) the purchase price of certain patents owned Monsanto. The Equipment Acquisition Loans will be evidenced by a promissory note ("Multiple Disbursement Equipment Acquisition Note) in the form attached hereto as Exhibit "D."

         2.8.1 INTEREST ON EQUIPMENT ACQUISITION LOANS. The Equipment Acquisition Loans will bear interest from disbursement until due (whether at stated maturity) by acceleration or otherwise) as follows:

         (a) INTEREST ONLY PERIOD: During the period from the date of disbursement of the initial Equipment Acquisition Loan up to but excluding March 1, 2002, at a fluctuating rate equal to the Prime Rate plus one-quarter of one percent (0.25%) per annum.

         (b) AMORTIZATION PERIOD. During the period from March I, 2002 until payment in full, at a rate equal to, at the election of Borrower, either (i) a fixed rate equal to the Treasury R3te plus three and one-quarter percent (3.25%) per annum ("Fixed Rate Option"), or (ii) a fluctuating rate equal to the Prime Rate plus one-quarter of one percent (0.25%) per annum ("Prime Rate Option"). Borrower shall notify CNB in writing no later than two (2) Business Days prior to March 1, 2002 of Borrower's election to the Fixed Rate Option or the Prime Rate Option, which election shall be irrevocable once made. If Borrower fails to notify CNB of such election, the Equipment Acquisition Loan shall bear interest at the Prime Rate Option.

         (c) PAYMENT OF INTEREST. Interest will be payable monthly in arrears on the f1rst day of each month, for the previous month, starting on the first such date following disbursement and on the date the Equipment Acquisition Loans are paid in full.

         2.8.3 PROCEDURE FOR EQUIPMENT ACQUISITION LOANS. Each Equipment Acquisition Loan shall be made against delivery by Borrower to CNB of
         (a) if the Equipment Acquisition Loan is for the purchase of equipment or machinery, an appropriate purchase invoice evidencing the purchase


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         of items of machinery and/or equipment, (b) if the Equipment
         Acquisition Loan is to finance the leasehold improvements, a schedule of completed leasehold improvements, ( c) if the Equipment Acquisition is to finance the purchase of the patents from Monsanto a copy of the purchase agreement between Borrower and Monsanto, which agreement sha1l be acceptable to CNB, (d) such further documents as will be requested by CNB to perfect a security interest of first priority in favor of CNB in the equipment machinery and patents, as the case may be, being purchased, and (e) Borrower's payment to CNB of CNB's fees and costs incurred in perfecting CNB's security interest in the patents, including without limitation any attorney's fees incurred by CNB and any filing fees to be paid to the United States Patent and Trademark Office.

         2.8-4 PAYMENT OF EQUIPMENT ACQUISITION LOANS. Accrued interest shall be payable on the first day of each month. Principal shall hereinafter be payable on the first day of each month in thirty-five (35) equal, successive installments of $62,500.00 each, payable with each installment of interest, commencing April 1, 2002 with a final installment of $62.500.00 plus unpaid interest, due and payable in full on March 1, 2005.

3. EXISTING AGREEMENT. Except as expressly amended herein, the Credit Agreement shall remain in full force and effect, and in all other respects is affirmed.

4. CONDITIONS PRECEDENT. This Amendment shall become effective upon the fulfillment of all of the following conditions to CNB's satisfaction:

         4.1 CNB shall have received this Amendment duly executed by Borrower and the guarantors.

5. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

5. GOVERNING LAW. This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with, and governed by the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

"Borrower"                         Spectrum Laboratories, Inc., a

                                   Delaware corporation





                                   By: /s/ Roy T. Eddleman
                                      ------------------------------------------
                                       Roy T. Eddleman, Chief Executive Officer/
                                       Chairman/Secretary



"CND"                              City National Bank, a national

                                   banking association





                                   By: /s/ Christine Borrelli
                                      ------------------------------------------
                                      Christine Borrelli, Vice President



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CONSENT OF GUARANTORS:

The undersigned has previously guaranteed the indebtedness of Spectrum Laboratories, Inc., a Delaware corporation owed to CNB. The undersigned confirm that their respective guarantee security given in connection therewith. if any, shall continue in full force and effect and that guaranty shall be a separate and distinct obligation and apply to the indebtedness arising from Agreement as amended herein, subject to the overall limitation as to the amount guaranteed.




=============================================


Roy T. Eddleman


Spectrum Molecular Separations, Inc., a Delaware corporation

By: /s/ Roy T. Eddleman
    --------------------------------------------------
    Roy T. Eddleman, Chairman/Chief Executive Officer




SLI Acquisition Corp., a Delaware corporation

By: /s/ Roy T. Eddleman
    --------------------------------------------------
    Roy T. Eddleman, Chairman/Chief Executive Officer




Spectrum Europe B.V., a Netherlands corporation

By: /s/ Roy T. Eddleman
   ---------------------------------------------------
   Roy T. Eddleman, Chairman/Chief Executive Officer


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EXHIBIT "D"

MUL TIPLE DISBURSEMENTEQUIPMENT ACQUISITION NOTE


$2,250.000.00


South Orange County CBC #21 Office Irvine, California
December 14, 2001

FOR VALUE RECEIVED, the undersigned, SPECTRUM LABORATORIES, INC., a Delaware corporation ("Borrower'}, promises to pay to the order of CITY NATIONAL BANK, a national banking association ("CNB"), at its office in this city, In lawful money of the United States of America and In immediately available funds, the principal sum of TWO MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($2.250,000.00), or so much thereof as may be advanced and be outstanding, plus interest on the unpaid principal balance, computed on the basis of a 360-day year, actual days elapsed, at the rates, times and in accordance with the terms set forth in that certain Credit Agreement between Borrower and CNB, dated as of December 22, 1998, as it may be amended from time to time (the "Credit Agreement"}. Capitalized terms not defined herein shall have the meanings given them in the Credit Agreement

Advances hereunder, up to the total principal sum stated above, may be made by CNB at the oral or written request of Borrower up to (but excluding} March 1. 2002, in accordance with the terms of the Credit Agreement and provided at the time of any advance no Event of Default or Potential Event of Default exists under the terms and conditions of the Credit Agreement. Each request for an advance hereunder shall be noted in the books and records of CNB. Advances hereunder shall be conclusively presumed to have been made to or for the benefit of Borrower when made as noted in such books and records.

The outstanding principal balance on this Note as of March 1, 2002 ("Balance"} shall hereinafter be payable on the first day of each month In thirty-five {35) equal, successive installments of $62.500.00 each, payable with each installment of interest, commencing April 1, 2002 with a final installment of $62,500.00 plus unpaid interest, due and payable in full on March 1, 2005.

If payment on this Note becomes due and payable on a non-business day, the maturity thereof shall be extended to the next business DAY and, with respect to payments of principal or interest thereon $hall be payable during such extension at the then applicable rate. Upon the occurrence of one or more of the Events of Default specified in the Credit Agreement, all amounts remaining unpaid on this Note may become or be declared to be immediately payable as provided in the Credit Agreement, without presentment, demand or notice of dishonor, all of which are expressly waived. Borrower agrees to pay all costs of collection of this Note and reasonable attorneys' fees (including attorneys' fees allocable to CNB's in house counsel) in connection therewith, irrespective of whether suit is brought thereon.

Upon CNB's written notice to Borrower of the occurrence of an Event of Default, the outstanding principal balance (and interest. to the extent permitted by law) shall bear additional interest from the date of such notice at the rate of five percent (5.0%) per annum higher than the interest rate as determined and computed above, and continuing thereafter until the Event of Default is cured.

This Note shall be governed by the laws of the State of California. If this Note is executed by more than one Borrower, all obligations are joint and several.



"BORROWER"                         Spectrum Laboratories, Inc., a

                                   Delaware corporation





                                   By: /s/ Roy T. Eddleman
                                       -----------------------------------------
                                       Roy T. Eddleman, Chief Executive Officer/
                                       Chairman/Secretary